FINANCIAL INVESTORS TRUST

ALPS/CORECOMMODITY MANAGEMENT COMPLETECOMMODITIES

STRATEGY FUND

INTERIM SUB-ADVISORY AGREEMENT

AGREEMENT, dated as of September 11, 2013 (the “Effective Date”) by and among ALPS Advisors, Inc. (the “Investment Adviser”), a Colorado corporation having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203,

Financial Investors Trust, a Delaware statutory trust (the “Trust”), on behalf of the funds listed in Appendix A hereto, as amended from time to time to add or remove a fund, each a series of the Trust (each, a “Fund” and collectively, the “Funds”), and CoreCommodity

Management, LLC, a Delaware limited liability company (the “Sub-Adviser”), having its principal place of business at The Metro Center, One Station Place, Three South,

Stamford, Connecticut 06902.

WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and has entered into an Investment Advisory Agreement with the Trust;

WHEREAS, the Sub-Adviser is registered as an investment adviser under the

Advisers Act;

WHEREAS, the Trust and the Investment Adviser desire to retain the Sub-

Adviser to render investment advisory and other services to the Funds in the manner and on the terms hereinafter set forth;

WHEREAS, the Investment Adviser has the authority under the Investment

Advisory Agreement, with the consent of the Trustees of the Trust (the “Trustees”), to select sub-advisers for each Fund;

WHEREAS, the Sub-Adviser is willing to furnish such services to the Investment

Adviser and each Fund pursuant to an interim agreement in accordance with Rule 15a-4 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, a sub-advisory agreement by and among the Investment Adviser, the

Trust, and the Sub-Adviser with respect to the Fund (the “New Sub-Advisory

Agreement”) will be presented to shareholders of the Fund for approval.

NOW, THEREFORE, the Investment Adviser, the Trust and the Sub-Adviser

agree as follows:

1.   APPOINTMENT OF THE SUB-ADVISER

The Investment Adviser hereby appoints the Sub-Adviser to act as a sub-adviser for each Fund in accordance with the terms and conditions of this Agreement.

2093937.4

2.   ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

The assets of each Fund will be maintained in the custody of a custodian (who shall be identified by the Investment Adviser in writing).  The Sub-Adviser will not have custody of any securities, cash or other assets of a Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reasonable reliance on instructions of the Sub-Adviser.  The custodian will be responsible for the custody, receipt and delivery of securities and other assets of a Fund, and the Sub-

Adviser shall have no authority, responsibility or obligation with respect to the custody,

receipt or delivery of securities or other assets of a Fund.  The Investment Adviser shall be responsible for all custodial arrangements, including the payment of all fees and charges to the custodian.

3.   SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

A.

As sub-adviser to each Fund, the Sub-Adviser will coordinate the investment and reinvestment of the assets of the Fund and determine the composition of the assets of the Fund, in accordance with the terms of this Agreement, the Fund’s

Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, and subject to the direction, supervision and control of the Investment Adviser and the Trustees of the Trust.  Prior to the

commencement of the Sub-Adviser’s services hereunder, the Investment Adviser shall provide the Sub-Adviser with current copies of the Fund’s Prospectus and Statement of

Additional Information.  The Investment Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to the Fund’s Prospectus and Statement of Additional Information and the Sub-Adviser will not need to comply until a copy has been provided to the Sub-Adviser.

B.

The Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with or through such brokers, dealers or banks as the Sub-Adviser may select and, subject to Section 28(e) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), and other applicable law and Fund procedures, may pay commissions on transactions in excess of the amount of commissions another broker or dealer would have charged.  The Sub-Adviser will seek best execution under the circumstances of the particular transaction taking into consideration the full range and quality of a broker’s services in placing brokerage including, among other things, the value of research provided as well as execution capability, commission rate, financial responsibility and responsiveness to the Sub-Adviser.  The Sub-Adviser may aggregate sales and purchase orders of securities or derivatives held in the Fund with similar orders being made simultaneously for other portfolios managed by the Sub-Adviser if, in the

Sub-Adviser’s reasonable judgment, such aggregation shall result in an overall economic benefit to the Fund.

C.

The Investment Adviser understands and agrees that the Sub-Adviser performs investment management services for various clients and may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken by the Sub-Adviser for the Fund.  The Sub-Adviser’s authority hereunder shall not be impaired because of the fact that it may effect transactions with respect to securities for its own account or for the accounts of others which it manages which are identical or similar to securities to which it may effect transactions for the

Fund at the same or similar times.

D.

The Sub-Adviser will provide the Investment Adviser with copies of the

Sub-Adviser’s current policies and procedures adopted in accordance with Rule 206(4)-7 under the Advisers Act.  To the extent the Fund(s) are required by the 1940 Act to adopt any such policy or procedure, the Investment Adviser will submit such policy or procedure to the Trust’s Board of Trustees for adoption by each of the Funds, with such modifications or additions thereto as the Board of Trustees or the Investment Adviser may recommend with the concurrence of the Sub-Adviser.

E.

The Sub-Adviser will maintain and preserve all accounts, books and records with respect to the Fund as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules thereunder and shall file with the U.S. Securities and Exchange Commission (“SEC”) all forms pursuant to Sections 13F and 13G of the Exchange Act, with respect to its duties as are set forth herein.  The records relating to the services provided under this Agreement shall be the property of the Fund.

F.

The Sub-Adviser will, unless and until otherwise directed by the

Investment Adviser, exercise all rights of security holders with respect to securities held by each Fund, including, but not limited to, voting proxies in accordance with the Sub-

Adviser’s then-current proxy voting policies.

G.

The  Sub-Adviser  will  make  available  and  provide  information  concerning the  Sub-Adviser  required  by  a  Fund  in  the  preparation  of  its  registration  statements,

reports  and  other  documents  required  by  federal  and  state  securities  laws,  and  such  other information  as  the  Fund  or  the  Investment  Adviser  may reasonably request  for  use  in  the

preparation   of   such   documents   or   of   other   materials   necessary   or   helpful   for   the

distribution of the Fund’s shares.

H.

In  the  performance  of  its  duties  and  obligations  under  this  Agreement,  the

Sub-Adviser  shall  act  in  conformity  with  each   Fund’s  Prospectus  and  Statement  of

Additional Information and with the instructions and directions of the Investment Adviser and of the  Board of Trustees and will comply in all materials respects with the applicable requirements  of  the  1940  Act,  the  Internal  Revenue  Code  of  1986,  as  amended,  and  all other  applicable  federal  and  state  laws  and  regulations,  as  each  is  amended  from  time  to time.

I.

The Sub-Adviser at its expense will make available to the Trustees and the

Investment  Adviser  at  reasonable  times  its  portfolio  managers  and  other  appropriate personnel,  either  in  person  or  by  telephone,  at  the  mutual  convenience  of  the  Investment

Adviser and the Sub-Adviser, in order to review the investment policies, performance and other investment related information regarding a Fund and to consult with the Trustees of the  Funds  and  Investment  Adviser  regarding  each  Fund’s  investment  affairs,  including

economic,   statistical   and   investment   matters   related   to   the   Sub-Adviser’s   duties

hereunder.  The Sub-Adviser and its personnel shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officers of, the Investment Adviser and the Trust.

J.

The   Sub-Adviser   will   review   draft   reports   to   shareholders   and   other

documents  provided  or  available  to  it  and  provide  comments  on  a  timely  basis.    The

Investment  Adviser  or  the  Fund  will  provide  such  documents  to  the  Sub-Adviser  in  a

reasonable timeframe prior to the due date.   In addition, the Sub-Adviser and each officer

and  portfolio  manager  thereof  designated  by  the  Investment  Adviser  will  provide  on  a timely  basis  such  certifications  or  sub-certifications  as  the  Investment  Adviser  or  the

Fund  may  reasonably  request  in  order  to  support  and  facilitate  certifications  required  to be  provided  by  the  Trust’s  Principal  Executive  Officer  and  Principal  Accounting  Officer

in order to satisfy the Trust’s legal and regulatory requirements.

4.   COMPENSATION OF THE SUB-ADVISER

The Investment Adviser will pay the Sub-Adviser as compensation for providing services in accordance with this Agreement those fees as set forth in Appendix B, subject to the escrow provisions of Section 12.  The Investment Adviser and the Sub-Adviser

agree that all fees shall become due and owing to the Sub-Adviser promptly after the termination date of the Sub-Adviser with respect to any Fund and that the amount of such fees shall be calculated by treating the termination date as the next fee computation date.

The annual base fee will be prorated for such fees owed through the termination date.  In addition, the Investment Adviser shall be responsible for extraordinary expenses incurred by the Sub-Adviser in connection with the performance of its duties hereunder, including,

without limitation, expenses incurred with respect to proxy voting execution, advice and reporting.

5.   LIABILITY AND INDEMNIFICATION

A.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, in the absence of willful misconduct, fraud, reckless disregard or gross negligence, neither the Sub-Adviser nor any of its officers, affiliates, employees or consultants (its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) incurred or suffered by the

Investment Adviser, the Fund or the Trust as a result of any error of judgment or for any action or inaction taken in good faith by the Sub-Adviser or its Affiliates with respect to each Fund.

B.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Investment Adviser shall indemnify and hold harmless the Sub-

Adviser, its members, officers, employees, consultants, all affiliated persons thereof

(within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) (collectively, “Sub-

Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation

(including reasonable legal and other expenses) to which any of the Sub-Adviser

Indemnitees may become subject at common law or otherwise, arising out of the Sub-

Adviser’s action or inaction or based on this Agreement; provided however, the

Investment Adviser shall not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) due to (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made in this Agreement, (ii) any willful misconduct, fraud, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations under this Agreement, or (iii) any untrue statement of a material fact contained in a Fund’s Prospectus or Statement of Additional Information, proxy materials, advertisements or sales literature, if such statement was made in reliance upon information furnished to the Investment Adviser by the Sub-Adviser in writing and intended for use therein.

C.

Except as may otherwise  be provided by the 1940  Act or any other federal securities  law,  the  Investment  Adviser  and  the  Sub-Adviser  shall  each,  severally  and  not jointly,  indemnify  and  hold  harmless  the  Fund  and  the  Trust,  their  officers,  employees,

consultants,  all  affiliated  persons  thereof  (within  the  meaning  of  Section 2(a)(3)  of  the

1940  Act)  and  all  controlling  persons  (as  described  in  Section  15  of  the  Securities  Act  of

1933,  as  amended)  (collectively,  “Fund  Indemnitees”)  against  any  and  all  losses,  claims,

damages,  liabilities  or  litigation  (including reasonable  legal  and  other  expenses)  to  which any  of  the  Fund  Indemnitees  may  become  subject  at  common  law  or  otherwise,  arising out  of  the  Investment  Adviser’s  or  the  Sub-Adviser’s,  as  applicable,  willful  misconduct,

fraud,  reckless  disregard  or  gross  negligence  in  carrying  out  its  obligations  under  this

Agreement.

D.

Notwithstanding anything in this Agreement to the contrary contained herein, the Sub-Adviser shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Investment Adviser or the Trust resulting from any event beyond the reasonable control of the Sub-Adviser or its agents, including but not limited to nationalization, expropriation, devaluation, seizure or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism,

insurrection or revolution; or acts of God, or any other similar event.

E.

No  Trustee  or  shareholder  of  the  Trust  shall  be  personally  liable  for  any

debts,   liabilities,   obligations   or   expenses   incurred   by,   or   contracted   for   under   this

Agreement.

6.   REPRESENTATIONS OF THE INVESTMENT ADVISER

The Investment Adviser represents and warrants to the Trust and the Sub-Adviser that:

A.

The Investment Adviser has been duly authorized by the Trustees of the

Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

B.

The Investment Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Sub-Adviser with a copy of such code of ethics.

C.

The Investment Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act, the Advisers Act or other applicable law, regulation or order from performing the services contemplated by this

Agreement, (iii) has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the full power and authority to enter into and perform the services contemplated by this Agreement, and (v)

will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

D.

The Investment Adviser acknowledges receipt of Part 2 of the Sub-

Adviser’s Form ADV at least forty-eight (48) hours prior to entering into this Agreement,

as required by Rule 204-3 under the Advisers Act.

E.

The Investment Adviser shall provide (or cause the Trust’s custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition to assets in the portion of each Fund managed by the Sub-Adviser, cash requirements and cash available for investment in such portion of each such Fund, and all other information as may be reasonably necessary for the Sub-Adviser to perform its duties hereunder.

E.

This  Agreement  is  a  valid  and  binding  Agreement  of  the   Investment

Adviser, enforceable against it in accordance with the terms hereof.

7.   REPRESENTATIONS OF THE TRUST

The  Trust  represents  and  warrants  to  the  Investment  Adviser  and  the  Sub-Adviser

as follows:

A.

The  Fund  is  a  series  of  the  Trust  that  is  duly  registered  as  an  open-end investment company under the 1940 Act.

B.

The  execution,  delivery  and  performance  by  the  Trust  of  this  Agreement are  within  the  Trust’s  powers  and  have  been  duly  authorized  by  all  necessary  action  on the  part  of  its  Board  of  Trustees,  and  no  action  by  or  in  respect  of,  or  filing  with,  any

governmental   body,   agency  or   official   is   required   on   the   part   of   the   Trust   for   the

execution, delivery and performance by the Trust of this Agreement.

C.

The  execution,  delivery  and  performance  by  the  Trust  of  this  Agreement do not contravene or constitute a default under (i)  any provision of applicable law, rule or regulation,  (ii)  the  Trust’s  Trust  Instrument,  or  (iii)  any agreement,  judgment,  injunction,

order, decree or other instrument binding upon the Trust.

D.

The   Trust   has   adopted   a   written   code   of   ethics   complying   with   the

requirements  of  Rule  17j-1  under  the  1940  Act  and  will  provide  the  Investment  Adviser and the Sub-Adviser with a copy of such code of ethics.

E.

This   Agreement   is   a   valid   and   binding   Agreement   of   the   Trust,

enforceable against it in accordance with the terms hereof.

8.   REPRESENTATIONS OF THE SUB-ADVISER

The Sub-Adviser represents and warrants to the Investment Adviser and the Trust as follows:

A.

The Sub-Adviser (i) is registered as an investment adviser under the

Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act, the Advisers Act or other applicable law,

regulation or order from performing the services contemplated by this Agreement, (iii)

has met and will seek to continue to meet for so long as this Agreement remains in effect,

any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the full power and authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Investment Adviser of the occurrence of any event that would disqualify the

Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B.

The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of such code of ethics,

together with evidence of its adoption.  Within forty-five (45) days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested,

the Sub-Adviser shall certify to the Investment Adviser and the Trust that the Sub-

Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation.  Upon the written request of the Investment Adviser or the

Trust, the Sub-Adviser shall permit the Investment Adviser or the Trust, their employees or their agents to examine the reports required to be made to the Sub-Adviser by Rule

17j-1(c)(1) and Rule 204A-1(b) and all other records relevant to the Sub-Adviser’s code of ethics.

C.

Upon written request, the Sub-Adviser shall provide a certification to the

Fund’s Chief Compliance Officer (“CCO”) to the effect that the Sub-Adviser has adopted and implemented policies and procedures reasonably designed to prevent violation by the

Sub-Adviser and its supervised persons of the Advisers Act.

D.

The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

E.

The Sub-Adviser acknowledges that the Investment Adviser and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940

Act, and the Sub-Adviser agrees not to consult with (i) other sub-advisers to a Fund, if any, (ii) other sub-advisers to any other fund of the Trust, or (iii) other sub-advisers to an investment company under common control with any Fund, concerning transactions for a

Fund in securities or other assets.

F.

This  Agreement  is  a  valid  and  binding  Agreement  of  the  Sub-Adviser,

enforceable against it in accordance with the terms hereof.

9.   NON-EXCLUSIVITY

The services of the Sub-Adviser to the Investment Adviser, the Fund(s) and the

Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities.  It is understood and agreed that the directors, officers and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation.

10. SUPPLEMENTAL ARRANGEMENTS

The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by the Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Fund(s) that would constitute an assignment or require a written advisory agreement pursuant to the 1940 Act.  Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Investment

Adviser nor the Trust shall have any obligations with respect thereto or otherwise arising under this Agreement.

11. TERMINATION OF AGREEMENT

This Agreement shall remain in force for a term of one hundred and fifty (150) days from the date of its execution (the “Term”).  During the Term, this Agreement may be terminated: (a) at any time without the payment of any penalty, by the Board, or by vote of a majority of the outstanding voting securities of the Fund on ten (10) calendar days’

written notice to the Investment Adviser, (b) by the Investment Adviser on sixty (60)

calendar days’ written notice to the Sub-Adviser; or (c) by the Sub-Adviser upon sixty

(60) calendar days’ written notice to the Investment Adviser.  This Agreement shall automatically terminate without the payment of any penalty (i) upon the execution of the

New Sub-Advisory Agreement, provided that shareholder approval for the New Sub-

Advisory Agreement shall have been obtained in accordance with the requirements of the

1940 Act; (ii) in the event the Investment Advisory Agreement between the Investment

Adviser and the Trust is assigned (as defined in the 1940 Act) or terminates for any other reason; or (iii) in the event of its assignment.  This Agreement will also terminate upon written notice to another party that the other party is in material breach of this

Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

12.

ESCROW OF COMPENSATION

Compensation earned by the Sub-Adviser under this Agreement, including interest thereon, shall be held in an interest-bearing escrow account with the Trust’s then-

current custodian (the “Escrowed Compensation”).  In addition, the parties further agree to the following:

(a)

upon approval of the New Sub-Advisory Agreement by the shareholders of the Fund in accordance with the requirements of the 1940 Act, all Escrowed

Compensation shall be paid to the Sub-Adviser.

(b)

if the shareholders of the Fund do not approve the New Sub-Advisory

Agreement in accordance with the requirements of the 1940 Act prior to the conclusion of the Term, the Sub-Adviser shall, upon conclusion of the Term, be paid the lesser of the following amounts out of the Escrowed Compensation:

(i)

the  amount  of  all  reasonable  costs  incurred  by  the  Sub-Adviser  in performing its obligations under this Agreement, plus interest on such amount; or

(ii)

the total Escrowed Compensation.

13. AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the 1940 Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties with respect to any Fund only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of such Fund (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval.  The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust.  Additional funds may be added to Appendix A by written agreement of the Investment Adviser, the Trust and the Sub-Adviser.

14. ASSIGNMENT

The Sub-Adviser shall not assign this Agreement.  Any assignment (as that term is defined in the 1940 Act) of this Agreement shall result in the automatic termination of this Agreement, as provided in Section 11 hereof.  Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of the Sub-Adviser except as may be provided to the contrary in the 1940 Act or the rules or regulations thereunder.

15. ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to the Fund.

16. HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.  NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party (i) in person, (ii) by registered or certified mail, or (iii) delivery service, providing the sender with notice of receipt, or to such other address as specified in a notice duly given to the other parties.  Notice shall be deemed given on the date delivered if sent in accordance with this paragraph.

For:

Sub-Adviser:

CoreCommodity Management, LLC

The Metro Center

One Station Place, Three South

Stamford, CT 06902

Attn:  Satyana Rayan Chada

With a copy to:

CoreCommodity Management, LLC

The Metro Center

One Station Place, Three South

Stamford, CT 06902

Attn:  General Counsel

For:

Investment Adviser:

ALPS Advisors, Inc.

1290 Broadway, Suite 1100

Denver, CO  80203

Attn:  General Counsel

For:

Trust:

Financial Investors Trust

1290 Broadway, Suite 1100

Denver, CO  80203

Attn:  Secretary

18. SEVERABILITY AND SURVIVAL

Should any portion of this Agreement for any reason be held to be void in law or in equity with respect to a Fund, this Agreement shall be construed, insofar as is possible,

as if such portion had never been contained herein with respect to such Fund.  Sections 5,

17 and 20 shall survive the termination of this Agreement.

19.GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions of that state, or any of the applicable provisions of the 1940 Act.  To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control.

20. INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the

1940 Act.  Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment” and “affiliated persons,” as used herein,

shall have the meanings assigned to them by Section 2(a) of the 1940 Act.  In addition,

where the effect of a requirement of the 1940 Act reflected in any provision of this

Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule,

regulation or order.

21. CONFIDENTIALITY

Each party shall treat as confidential all Confidential Information of the other (as that term is defined below) and use such information only in furtherance of the purposes of this Agreement.  Each party shall limit access to the Confidential Information to its affiliates, employees, consultants, auditors and regulators who reasonably require access to such Confidential Information, and otherwise maintain policies and procedures designed to prevent disclosure of the Confidential Information.  For purposes of this

Agreement, Confidential Information shall include all non-public business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party.  Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, or

(iii) was known to the applicable party at the time of the disclosure.

22. COUNTERPARTS

This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

ALPS ADVISORS, INC.

CORECOMMODITY MANAGEMENT,

LLC

By:

By:

Name:

Name:

Title:

Title:

FINANCIAL INVESTORS TRUST

on behalf of the Funds set forth on

Appendix A

By:

Name:

Title:

APPENDIX A

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund

APPENDIX B

In  consideration  for  the  services  to  be  performed  under  this  Agreement,  the  Sub-Adviser shall  receive  from  the  Investment  Adviser  a  portion  of  the  management  fee  paid  by  the

Trust  to  the  Investment  Adviser  under  the  Investment  Advisory  Agreement,  payable monthly  and  accrued  daily  in  an  amount  equal  to  0.75%  of  the  Fund’s  daily  net  assets during the month.